EXECUTION COPY

ICONIX BRAND GROUP, INC.

(a Delaware corporation)

1.875% Convertible Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

Dated: June 14, 2007

Iconix Brand Group, Inc.

(a Delaware corporation)

$250,000,000

1.875% Convertible Senior Subordinated Notes due 2012

PURCHASE AGREEMENT

June 14, 2007

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Lehman Brothers Inc.

as Initial Purchasers

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Iconix Brand Group, Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Lehman Brothers Inc. (“Lehman Brothers”) (together, the “Initial Purchasers), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers of $250,000,000 aggregate principal amount of the Company’s 1.875% Convertible Senior Subordinated Notes due 2012 (the “Securities”), and with respect to the grant by the Company to the Initial Purchasers of the option described in Section 2(b) hereof to purchase all or any part of an additional $37,500,000 principal amount of Securities to cover over-allotments, if any. The aforesaid $250,000,000 principal amount of Securities (the “Initial Securities”) to be purchased by the Initial Purchasers and all or any part of the $37,500,000 principal amount of Securities subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The Securities are to be issued pursuant to an indenture to be dated as of June 20, 2007 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”). Securities issued in book-entry form will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)) (the “DTC Agreement”), among the Company, the Trustee and DTC.

The Securities are convertible, subject to certain conditions as described in the Offering Memorandum (as defined below), prior to maturity into cash up to the principal amount of the Securities and, with respect to any excess conversion value, into cash, shares of common stock, with $0.001 par value per share, of the Company (the “Common Stock”), or a combination of cash and Common Stock, at the Company’s option in accordance with the terms of the Securities and the Indenture.

On or prior to the Closing Time (as defined in Section 2(c)), the Company will enter into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”), pursuant to which, subject to the conditions set forth therein, the Company will be required to file and use its commercially reasonable efforts to have declared effective a registration statement (the “Registration Statement”) under the 1933 Act to register resales of the Securities and the shares of Common Stock issuable upon conversion thereof.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the “Commission”)).

The Company has (a) prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum dated June 13, 2007 (the “Preliminary Offering Memorandum”) and (b) has prepared and will deliver to the Initial Purchasers, as promptly as possible prior to the Closing Time, copies of a final offering memorandum dated June 14, 2007 (the “Final Offering Memorandum”), each for use by such Initial Purchasers in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, as amended and supplemented at such time), including exhibits thereto, if any, and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with its solicitation of purchases of, or offering of, the Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to also include all such financial statements and schedules and other information, respectively, which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to also include the filing after the date of such Offering Memorandum of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Offering Memorandum.

SECTION 1.  Representations and Warranties by the Company.

(a)  Representations and Warranties. The Company represents and warrants to each Initial Purchaser as of the date hereof and as of Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

(i)  Disclosure Package and Final Offering Memorandum. As of the Applicable Time (as defined below), neither (x) the Preliminary Offering Memorandum as of the Applicable Time as supplemented by the final pricing term sheet, in the form attached hereto as Schedule C (the “Pricing Supplement”) and as otherwise supplemented or amended at such time, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Supplemental Offering Materials (as defined below), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Applicable Time” means 8:00 a.m. (Eastern time) on June 14, 2007 or such other time as agreed by the Company and the Initial Purchasers.

“Supplemental Offering Materials” means any “written communication” (within the meaning of the 1933 Act Regulations (as defined below)) prepared by or on behalf of the Company, or used or referred to by the Company, that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Offering Memorandum or the Final Offering Memorandum or amendments or supplements thereto (including the Pricing Supplement), including, without limitation, any “written communication” used during any road show relating to the Securities.

As of its issue date and as of the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Disclosure Package, any supplemental offering materials or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers or either of them expressly for use therein.

(ii)  Incorporated Documents. The Offering Memorandum as delivered from to time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Disclosure Package at the Applicable Time, and the Disclosure Package and Final Offering Memorandum at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii)  Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Disclosure Package and Final Offering Memorandum are independent public accountants as required by the 1933 Act and the rules and regulations thereunder (the “1933 Act Regulations”).

(iv)  Financial Statements. The financial statements included in the Disclosure Package and Final Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company, its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as set forth in the financial statements. The financial statements of the businesses or entities acquired by the Company included in the Disclosure Package and Final Offering Memorandum, or incorporated by reference therein, together with any related schedules and notes, present fairly in all material respects the financial position of such business or entities, their consolidated subsidiaries, if any, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of such businesses or entities for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as set forth in the financial statements. The supporting schedules, if any, included in the Disclosure Package and Final Offering Memorandum, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Disclosure Package and Final Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Disclosure Package and Final Offering Memorandum. The pro forma financial statements and the related notes thereto included in the Disclosure Package and Final Offering Memorandum present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v)  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Disclosure Package and Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)  Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii)  Good Standing of its Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Disclosure Package and Final Offering Memorandum, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(viii)  Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization” as of the respective dates set forth therein, and the authorized, issued and outstanding number of shares of Common Stock of the Company is as set forth in the section entitled “Description of Existing Securities” in the Disclosure Package and Final Offering Memorandum as of the dates set forth therein, and there have been no changes to such amounts (except for subsequent issuances, if any, pursuant to this Agreement, described in the Disclosure Package and Final Offering Memorandum, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and Final Offering Memorandum). The Common Stock conforms in all material respects to the description thereof set forth in the Disclosure Package and Final Offering Memorandum. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible, into cash up to the principal amount of the Securities and, with respect to any excess conversion value, into cash, shares of Common Stock, or a combination of cash and Common Stock, at the Company’s option in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion in accordance with the terms of the Securities, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights or other similar rights granted by the Company to any securityholder of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiaries other than those described in the Disclosure Package and Final Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Disclosure Package and Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Disclosure Package and Final Offering Memorandum). The description, if any, of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Disclosure Package and Final Offering Memorandum, accurately and fairly describes such plans, arrangements, options and rights in all material respects.

(ix)  Stock Exchange Listing. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and is listed on the Nasdaq Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing.

(x)  Corporate Power. The Company has corporate right, power and authority to execute and deliver this Agreement, the Securities, the Indenture, and the Registration Rights Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(xi)  Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy.

(xii)  Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii)  Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, at the Closing Time, will be duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and, as to rights of indemnification, by principles of public policy.

(xiv)  Authorization of the Securities. The Securities have been duly authorized and, at Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xv)  Description of Transaction Documents. The description of the Transaction Documents and the rights, preferences and privileges of the capital stock of the Company, including shares of Common Stock issuable upon conversion of the Securities, contained in the Disclosure Package and Final Offering Memorandum, are accurate in all material respects.

(xvi)  Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of the Transaction Documents and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Disclosure Package and Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Disclosure Package and Final Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate actions and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xvii)  Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii)  Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Disclosure Package and Final Offering Memorandum (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and Final Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xix)  Possession of Intellectual Property. The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms all necessary or appropriate rights in, all trademarks, servicemarks, trade names, patents, copyrights and any registrations and applications for each of the foregoing, domain names, trade secrets, know-how (including other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology and other similar intellectual property necessary to conduct its business as now conducted (collectively, “Intellectual Property Rights”). The Company is not a party to or bound by any licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and Final Offering Memorandum and are not described therein accurately in all material respects. Neither Company nor any of its Subsidiaries has received any notice of and is not in breach of any of its material obligations under any licenses or agreements to which it is a party or by which it is bound with respect to any Intellectual Property Rights and, to the Company’s knowledge, no other party to such licenses or agreements is in material breach thereof. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees. Except as set forth in the Disclosure Package and Final Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) to the Company’s knowledge, there is no infringement by any third party of any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its Subsidiaries; (ii) there is no pending or, to the Company’s knowledge, threatened (in writing) action, suit, proceeding or claim by others against the Company or any of its Subsidiaries for any claim of infringement or misappropriation by the Company or any of its Subsidiaries or conflict with asserted Intellectual Property Rights of such others or challenging the Company’s or such Subsidiary’s rights in or to any Intellectual Property Rights owned by or exclusively licensed to the Company, and the Company is unaware of any existing facts which would form a reasonable basis for any such claims; and (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or any of its Subsidiaries challenging the validity or scope of any Intellectual Property Rights owned by or exclusively licensed to the Company, and the Company is unaware of any existing facts which would form a reasonable basis for any such claim; to the Company’s knowledge, such Intellectual Property Rights owned by, or exclusively licensed to, the Company are valid and enforceable.

(xx)  Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by the Transaction Documents, except (A) such as have been already obtained or will be made on or prior to the Closing Time, (B) as may be required under the securities or blue sky laws of the various states in which the Securities will be offered or sold, the 1933 Act with respect to the registration of the resale of the Securities under the 1933 Act pursuant to the Registration Rights Agreement and the Trust Indenture Act of 1939, and (C) the listing requirements of the Nasdaq Global Market, except those which, singly or in the aggregate, if not made would not result in a Material Adverse Effect or would have a material effect on the consummation of the transactions contemplated by the Transaction Documents.

(xxi)  Absence of Manipulation. Neither the Company nor any affiliate of the Company under the “control,” as such term is defined in Rule 405 under the 1933 Act, of the Company nor, to the Company’s knowledge, any affiliate of the Company not under the “control” of the Company has taken, nor will the Company or any such affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxii)  Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxiii)  Leased Property. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and Final Offering Memorandum, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv)  Investment Company Act. The Company is not required, and after giving effect to the issuance and sale of the offered Securities and the application of the net proceeds therefrom as described in the Disclosure Package and in the Final Offering Memorandum under “Use of Proceeds,” will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv)  Accounting Controls and Disclosure Controls. (A) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Disclosure Package and Final Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(B) The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and the principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)  Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii)  Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2005 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii)  Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks that is reasonable and appropriate, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Since January 1, 2004, neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxix)  Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act, except for those registration rights granted in connection with the earn-out provisions under the acquisition documents relating to the acquisitions of the Company’s Danskin and Rocawear brands and other than with respect to the registration of the resale of the Securities under the 1933 Act pursuant to the Registration Rights Agreement or with respect to Securities the resale of which has previously been registered under the 1933 Act.

(xxx)  Similar Offerings. Neither the Company nor to its knowledge any of its Affiliates has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the offered Securities to be registered under the 1933 Act.

(xxxi)  Rule 144A Eligibility. The Securities are eligible for resale pursuant to Rule 144A and will not be, at Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

(xxxii)  No General Solicitation. None of the Company, to its knowledge, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the offered Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(xxxiii)  No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties of the Initial Purchasers and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the offered Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Disclosure Package and Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

(xxxiv)  ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or its subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or its subsidiaries is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(xxxv)  Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvi)  Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxvii)  OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)  Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

SECTION 2.  Sale and Delivery to the Initial Purchasers; Closing.

(a)  Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule A, $250,000,000 aggregate principal amount of Securities set forth in Schedule B opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may purchase pursuant to the provision of Section 11 hereof.

(b)  Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $37,500,000 principal amount of Securities at the same price set forth in Schedule B for the Initial Securities, plus accrued interest, if any, from the Closing Time to the Date of Delivery (as defined below). Unless extended for up to one (1) day by the Company, the option hereby granted will expire 12 days after the date of the issuance of the Initial Securities and may be exercised in whole or in part from time to time during such 12 day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch and Lehman Brothers to the Company setting forth the number of Option Securities as to which the several Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) and allocation among the Initial Purchasers shall be determined by the Initial Purchasers and communicated to the Company, but shall be in any event no later than 13 days after the Closing Time.

(c)  Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchasers and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchasers and the Company, on each Date of Delivery as specified in the notice from the Initial Purchasers to the Company.

Payment of the purchase price for the Initial Securities shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Initial Purchasers for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them.

(d)  Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in global form and registered in the name of Cede & Co., as nominee of the Depositary Trust Company. The certificates evidencing the Securities shall be delivered to the Trustee at the Closing Time or the relevant Date of Delivery, as the case may be, for the account of the Initial Purchasers.

SECTION 3.  Covenants of the Company. The Company covenants with the Initial Purchasers as follows:

(a)  Final Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchasers, without charge, such number of copies of the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as they may reasonably request.

(b)  Notice and Effect of Material Events. The Company will promptly notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the offered Securities by the Initial Purchasers (and in any event for a period of not more than 14 days after the later of the Closing Time or the latest Date of Delivery, if any), any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise which (i) make any statement of a material fact in the Disclosure Package, any Offering Memorandum or any Supplemental Offering Material false or misleading or (ii) are not disclosed in the Disclosure Package or the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading.

(c)  Amendment and Supplements to the Offering Memorandum; Preparation of Pricing Supplement; Supplemental Offering Materials. The Company will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and will not effect any such amendment or supplement without the consent of the Initial Purchasers, which consent shall not be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchasers’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof. The Company will prepare the Pricing Supplement, in form and substance satisfactory to the Initial Purchasers, and shall furnish prior to the Applicable Time to the Initial Purchasers, without charge, as many copies of the Pricing Supplement as such Initial Purchaser may reasonably request. The Company represents and agrees that, unless it obtains the prior consent of the Initial Purchasers, it has not made and will not make any offer relating to the Securities by means of any Supplemental Offering Materials.

(d)  Qualification of Securities for Offer and Sale. The Company will use its best efforts to cooperate with the Initial Purchasers in the qualification of the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic and foreign) as the Initial Purchasers may designate and to maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities business in any jurisdiction in which it is not otherwise so subject in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing so.

(e)  Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under “Use of Proceeds.”

(f)  Restriction on Sale of Securities. Except as otherwise contemplated by the Disclosure Package and Final Offering Memorandum and the Transaction Documents, during a period of 60 days from the date of the Final Offering Memorandum (the “Lock-up Period”), the Company shall not, without the prior written consent of Merrill Lynch or Lehman Brothers, directly or indirectly, (i) issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise transfer or dispose of, any other debt securities of the Company, or other securities of the Company that are, in any such case, convertible into, or exchangeable for, the Securities or such other debt securities, (ii) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock or (iii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may offer, issue and sell shares of Common Stock or debt securities or other securities convertible into or exchangeable or exercisable for shares of Common Stock (A) pursuant to any employee, officer or director stock or benefit plan, (B) upon the conversion or exercise of the Securities or securities outstanding on the date hereof, or (C) issued or to be issued by the Company in connection with an acquisition, provided that (1) in the case of an acquisition of a private company, the recipient of such shares or securities shall enter into a lock up agreement for the balance of the Lock-up Period and (2) in the case of an acquisition of a public company, such shares or securities shall not be issued until the expiration of the Lock-up Period.

(g)  PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (“NASD”) relating to trading in the PORTAL Market.

(h)  Listing on Securities Exchange. The Company will use its commercially reasonable efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the Nasdaq Global Market or listed on another “national securities exchange” registered under Section 6 of the 1934 Act on which shares of its Common Stock are then listed.

(i)  Reservation of Shares of Common Stock. The Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Common Stock upon conversion of the Securities.

(j)  DTC. The Company will use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

SECTION 4.  Payment of Expenses.

(a)  Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, and delivery to the Initial Purchaser of the Disclosure Package and Final Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Common Stock issuable upon conversion thereof, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion thereof under securities laws in accordance with the provisions of Section 3(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the fees and expenses of the Trustee, including the reasonable and documented fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, (viii) any fees payable in connection with the rating of the Securities, authorized by the Company, if any (ix) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, (x) any fees of the NASD in connection with the Securities, and (xi) the fees and expenses of any transfer agent or registrar for the Common Stock.

(b)  Termination of Agreement. If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses that shall have been incurred by it in connection with the proposed purchase and sale of the Securities, including the reasonable and documented fees and disbursements of counsel for the Initial Purchaser.

SECTION 5.  Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof as of the date hereof and as of the Closing Time, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time, or in certificates of any officer of the Company or its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)  Opinions of Counsel for Company. At Closing Time, the Initial Purchasers shall have received (i) the favorable opinion, dated as of Closing Time, of Blank Rome, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request; (ii) the favorable opinion, dated as of the Closing Time, of Andrew Tarshis, the General Counsel of the Company, regarding general corporate matters, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request; and (iii) the favorable opinion, dated as of the Closing Time of Andrew Tarshis, the General Counsel of the Company, regarding Intellectual Property Rights, in form and substance satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Initial Purchasers may reasonably request.

(b)  Opinion of Counsel for Initial Purchasers. At Closing Time, the Initial Purchaser shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling LLP, counsel for the Initial Purchasers. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, upon the accuracy and truthfulness of the Company’s representations in Section 1 hereof or officers’ certificates delivered by or on behalf of the Company and certificates of public officials.

(c)  Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

(d)  Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from BDO Seidman, LLP a letter dated such date, in form and substance satisfactory to the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Initial Purchaser with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e)  Bring-down Comfort Letter. At Closing Time, the Initial Purchasers shall have received from BDO Seidman, LLP, a letter, dated as of Closing Time, to the effect that BDO Seidman, LLP reaffirms the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(f)  PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

(g)  Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company’s debt securities by any “nationally recognized statistical rating agency”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h)  Lock-up Agreements. On or prior to the date of this Agreement, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit B attached hereto signed by the persons listed in Schedule D hereto.

(i)  Indenture and Registration Rights Agreement. At or prior to the Closing Time, each of the Company and the Trustee shall have executed and delivered the Indenture, and the Company shall have executed and delivered the Registration Rights Agreement signed by the Initial Purchasers.

(j)  Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery, except for such representations and warranties that speak to a specific time, in which case the representation and warranty shall be accurate as of such specified time, and, at the relevant Date of Delivery, the Initial Purchasers shall have received:

(i)  Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

(ii)  Opinion of Counsel for Company. The favorable opinion of Blank Rome, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof, the favorable opinion of the General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to general corporate matters and otherwise to the same effect as the opinion required by Section 5(a) hereof, and the favorable opinion of the General Counsel of the Company, in form and substance satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to Intellectual Property Rights and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iii)  Opinion of Counsel for the Initial Purchasers. The favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)  Bring-down Comfort Letter. A letter from BDO Seidman, LLP, in form and substance satisfactory to the Initial Purchasers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(v)  No Downgrading. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded any of the Company’s other securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any of the Company’s debt securities.

(k)  Additional Documents. At Closing Time and at each Date of Delivery counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

(l)  Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchasers to purchase the relevant Option Securities, may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6.  Subsequent Offers and Resales of the Securities.

(a)  Offer and Sale Procedures. The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i)  Offers and Sales. Offers and sales of the Securities shall be made only to such persons and in such manner as is contemplated by the Offering Memorandum.

(ii)  No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

(iii)  Purchases by Non-Bank Fiduciaries. In the case of a non-bank subsequent purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the Initial Purchaser, be a QIB.

(iv)  Subsequent Purchaser Notification. The Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from the Initial Purchasers or their Affiliates, as the case may be, in the United States that the Securities shall bear the restrictive legend set forth in the Offering Memorandum in the section entitled “Transfer Restrictions” and (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company or one of its subsidiaries, (2) outside the United States in accordance with Regulation S under the 1933 Act, or (3) inside the United States in accordance with (x) Rule 144A to a person whom the seller reasonably believes is a QIB that is purchasing such Securities for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

(v)  Minimum Principal Amount. No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(vi)  Transfer Restriction. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption “Transfer Restrictions,” including the legend required thereby, shall apply to the Securities. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to and in compliance with the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.

(b)  Covenants of the Company. The Company covenants with the Initial Purchaser as follows:

(i)  Integration. The Company, relying on the “Black Box” and related no-action letters, agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(ii)  Rule 144A Information. The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(iii)  Restriction on Resales. Until the expiration of two years after the issuance of the Initial Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions) that have been reacquired by any of them and shall immediately upon any purchase of any such Securities submit such Securities to the Trustee for cancellation.

(c)  Qualified Institutional Buyer. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Company, that it is a QIB and an “accredited investor” within the meaning of Section 501(a) under the 1933 Act and has complied and will comply with the procedures applicable to it in this Section 6.

SECTION 7.  Indemnification.

(a)  Indemnification of Initial Purchaser. The Company agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or any Supplemental Offering Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Lehman Brothers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch and Lehman Brothers expressly for use in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum (or any amendment or supplement thereto) or in any Supplemental Offering Materials.

(b)  Indemnification of Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense, whatsoever as incurred, described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary offering memorandum, the Disclosure Package, the Final Offering Memorandum or any Supplemental Offering Materials in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through Merrill Lynch and Lehman Brothers expressly for use therein.

(c)  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Lehman Brothers, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action, with counsel reasonably satisfactory to the Indemnified Party. In the event that (i) that the indemnifying party fails to assume the defense of any such claim in a timely manner or (ii) if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, or (iii) if the indemnifying party fails to employ counsel reasonably satisfactory to such indemnified party in a timely manner or (iv) counsel to such indemnified party determines that one or more defenses may be available to such indemnified party that are not available to the indemnifying party or another indemnified party, then such indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the reasonable and customary fees and disbursements of such counsel; provided, however, that in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the absence of any of the foregoing, in any action or proceeding the defense of which the indemnifying party assumes, such indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party's own expense. No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8.  Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

The relative fault of the Company on the one hand and the Initial Purchaser on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 9.  Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of an Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 10.  Termination of Agreement.

(a)  Termination; General. The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Preliminary Offering Memorandum, the Disclosure Package or the Final Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

SECTION 11.  Default by One or More of the Initial Purchasers. If one of the Initial Purchasers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the other Initial Purchaser (the “Non-Defaulting Initial Purchaser”) shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements to purchase all, or for any other Initial Purchaser to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, the Non-Defaulting Initial Purchaser shall not have competed such arrangements within such 24 hour period, then:

(i)  if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the Non-Defaulting Initial Purchaser shall be obligated to purchase the full amount thereof, or

(ii)  if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Non-Defaulting Initial Purchaser to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of such Non-Defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Initial Purchasers or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Disclosure Package and Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

SECTION 12.  Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, New York 10080, attention of Global Origination Counsel Group and to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 7 hereof to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421), with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention of Robert Evans III; and notices to the Company shall be directed to it at 1450 Broadway, New York, New York 10018, attention of General Counsel, with a copy to Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, attention of Robert Mittman.

SECTION 14.  No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Initial Purchasers with respect to the subject matter hereof.

SECTION 16.  Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 18.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.  Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.  Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

Very truly yours,

ICONIX BRAND GROUP, INC.

By   /s/ Neil Cole
Name: Neil Cole
Title: Chairman, President and CEO

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
LEHMAN BROTHERS INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By   /s/ Fred Fiddle
Authorized Signatory

By: LEHMAN BROTHERS INC.

By   /s/ Dana Weinstein
Authorized Signatory

Signature Page to Purchase Agreement

SCHEDULE A

Initial Purchaser	Principal Amount

Merrill Lynch, Pierce, Fenner & Smith Incorporated	150,000,000
Lehman Brothers Inc.	100,000,000

Total	$250,000,000

Sch A-1

SCHEDULE B

Iconix Brand Group, Inc.

$250,000,000 1.875% Convertible Senior Subordinated Notes due 2012

1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Initial Purchaser for the Securities shall be 97.75% of the principal amount thereof.

3. The interest rate on the Securities shall be 1.875% per annum.

Sch B-1

SCHEDULE C

Pricing Supplement

Iconix Brand Group, Inc.
(ICON/NASDAQ)
144A Convertible Senior Subordinated Notes Due 2012

Offering Size: $250,000,000
Overallotment Option: $37,500,000
Issue Price: $1,000.00 per note (100%)
Maturity: June 30, 2012
Interest Rate: 1.875% payable semiannually in arrears in cash
Last Sale (6/14/07): $21.20
Conversion Price: Approximately $27.56
Conversion Premium: 30.0%
Conversion Rate: 36.2845
Conversion Rate Cap: 47.1698
Conversion Trigger Price: $35.83
Aggregate Share Cap: In no event will the aggregate number of remaining shares of common stock to be issued upon conversion of any note exceed the aggregate share cap of 39.4 shares per $1,000 principal amount of notes, subject to adjustment.
Interest Payment Dates: June 30 and December 31, beginning December 31, 2007
Redemption: None
Put Dates: None
Make Whole Premium upon a Fundamental Change: If a fundamental change occurs and a holder elects to convert in connection with such transaction, the conversion rate will be increased by a number of shares. The number of additional shares will be determined by reference to the following table and is based on the date on which such fundamental change becomes effective and the price paid per share of common stock on the effective date:

Stock Price on	Make Whole Premium Upon Fundamental Change (Increase in Applicable Conversion Rate)
Effective Date	6/20/07	6/30/08	6/30/09	6/30/10	6/30/11	6/30/12
$21.20	10.8853	10.8853	10.8853	10.8853	10.8853	10.8853
$25.00	7.8277	7.6734	7.3829	6.8986	5.9690	3.7155
$27.56	6.4018	6.1674	5.7831	5.1800	4.0763	0.0000
$30.00	5.3592	5.0800	4.6496	3.9952	2.8499	0.0000
$40.00	2.8770	2.5727	2.1522	1.5770	0.7514	0.0000
$50.00	1.7491	1.4976	1.1723	0.7684	0.2884	0.0000
$60.00	1.1547	0.9603	0.7200	0.4458	0.1687	0.0000
$70.00	0.8056	0.6575	0.4827	0.2984	0.1215	0.0000
$80.00	0.5833	0.4724	0.3472	0.2162	0.0944	0.0000
$90.00	0.4409	0.3537	0.2592	0.1637	0.0751	0.0000
100.00	0.3389	0.2700	0.1984	0.1269	0.0601	0.0000

If the stock price on the effective date exceeds $100.00 per share, subject to adjustment, no adjustment to the applicable conversion rate will be made.
If the stock price on the effective date is less than $21.20 per share, subject to adjustment, no adjustment to the applicable conversion rate will be made.

Make Whole Premium upon a Specified Accounting Change: If we choose to redeem the notes upon a specified accounting change and a holder elects to convert in connection with such redemption, the conversion rate will be increased by a number of shares. The number of additional shares will be based on a formula as further described in the Offering Memorandum.

Exercise Price of Sold Warrants: The sold warrants have an exercise price that is 100% higher than the closing price of our common stock on June 14, 2007

Trade Date: 6/14/07
Settlement Date (T+4): 6/20/07
144A CUSIP: 451055AA5

Bookrunners:
Merrill Lynch & Co.	Lehman Brother

Sch C-1

SCHEDULE D

List of Directors and Executive Officers of the Company Subject to Lock-Up

Neil Cole

David Conn

Warren Clamen

Andrew Tarshis

Deborah Sorell Stehr

Sch D-1

Exhibit A-1

FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(a)

(i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

(ii)  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule A hereto.

(iii)  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under the DGCL, Certificate of Incorporation or the agreements listed in Schedule B hereto.

(iv)  The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company under the DGCL, Certificate of Incorporation or the agreements listed in Schedule B hereto.

(v)  Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and Final Offering Memorandum and is duly qualified as a foreign corporation and is in good standing in each jurisdiction set forth in Schedule A hereto; except as otherwise disclosed in the Disclosure Package and Final Offering Memorandum, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary under the DGCL, Certificate of Incorporation or the agreements listed in Schedule B hereto..

(vi)  The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(vii)  The Indenture has been duly authorized, executed and delivered by the Company.

(viii)  The Registration Rights Agreement has been duly authorized, executed and delivered by the Company.

(ix)  The Securities are in the form contemplated by the Indenture, and have been duly authorized by the Company.

(x)  Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities shall be convertible into cash up to the principal amount of the Securities and, with respect to any excess conversion value, into cash, shares of Common Stock, or a combination of cash and Common Stock, at the Company’s option in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and, as of the Closing Time, reserved for issuance upon such conversion by all necessary corporate action; such shares, when issued upon such conversion and assuming that at the time of such issuance the Company has a sufficient number of authorized and unissued shares of Common Stock available therefor, will be validly issued and will be fully paid and non-assessable.

A-1-1

(xi)  The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and Final Offering Memorandum.

(xii)  The documents incorporated by reference in the Disclosure Package and Final Offering Memorandum (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(xiii)  To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

(xiv)  The statements set forth in the Disclosure Package and Final Offering Memorandum and the Final Offering Memorandum under the caption “Certain U.S. Federal Income Tax Provisions,” insofar as such statements purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly summarize the matters set forth therein in all material respects.

(xv)  The information in the Disclosure Package and Final Offering Memorandum under “Capitalization,” “Description of Existing Securities,” “Legal Matters,” and “Description of Securities,” to the extent that it constitutes matters of law, summaries of legal matters, the Company’s charter and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

(xvi)  All descriptions in the Disclosure Package and Final Offering Memorandum of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects.

(xvii)  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) which an attorney using prudent judgment would expect to be applicable to transactions of the type contemplated by the Purchase Agreement (“Governmental Approvals”) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture and the Registration Rights Agreement by the Company or for the offering, issuance, sale or delivery of the Securities to the Initial Purchaser or the initial resale of the Securities by the Initial Purchasers, in each case, in accordance with the terms of the Purchase Agreement.

A-1-2

(xviii)  In reliance upon the representations and warranties of the Company and the Initial Purchasers in the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser or in connection with the initial resale of the Securities by the Initial Purchasers, in each case, in the manner contemplated by the Purchase Agreement and the Disclosure Package and Final Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, it being understood that no opinion is expressed by us as to the securities or blue sky laws of the various states in which the Securities will be offered or sold or as to any resale of Securities subsequent to the resales thereof by the Initial Purchaser.

(xix)  The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Disclosure Package and Final Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Disclosure Package and Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries thereof pursuant to any of the agreements listed on Schedule B hereto, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations except as disclosed in the Disclosure Package and Final Offering Memorandum.

(xx)  The Company is not required, and after giving effect to the issuance and sale of the Securities and the application of the net proceeds therefrom as described in the Disclosure Package and Final Offering Memorandum will not be required to, register as “investment company” under the 1940 Act.

Nothing has come to our attention that would lead us to believe that (1) as of the Applicable Time, the Disclosure Package (except for the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we need make no statement) included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (2) that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom as to which we need make no statement), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

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Exhibit A-2

FORM OF OPINION OF COUNSEL OF THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 5(a)

(i)   The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ii)  The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and Final Offering Memorandum in the column entitled “Actual” under the caption “Capitalization.”

(iii)  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company under the DGCL, Certificate of Incorporation or any agreement to which the Company is a party.

(iv)  The issuance of the shares of Common Stock upon conversion of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company under the DGCL, Certificate of Incorporation or any agreement known to us to which the Company is a party.

(v)  None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary under the DGCL, Certificate of Incorporation or any agreement to which the Company is a party.

(vi)  The execution, delivery and performance of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Disclosure Package and Final Offering Memorandum (including the use of the proceeds from the sale of the Securities as described in the Disclosure Package and Final Offering Memorandum under the caption “Use of Proceeds”) and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries thereof pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or its subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations except as disclosed in the Disclosure Package and Final Offering Memorandum.

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Exhibit A-3

FORM OF OPINION OF COUNSEL OF THE COMPANY REGARDING INTELLECTUAL
 PROPERTY RIGHTS
TO BE DELIVERED PURSUANT TO SECTION 5(a)

FORM OF IN-HOUSE OPINION OF INTELLECTUAL PROPERTY COUNSEL

[To be placed on Company Letterhead]

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Lehman Brothers Inc.

as Initial Purchasers

c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Lehman Brothers Inc.

Re: Iconix Brand Group, Inc.
[____] Shares of Common Stock

Ladies and Gentlemen:

I am the general counsel of Iconix Brand Group, Inc., a Delaware corporation (the “Company”). This opinion is being furnished pursuant to Section 5(a) of the Purchase Agreement, dated June 14, 2007 (the “Purchase Agreement”; terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement), between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc., as Initial Purchasers, in connection with the issue and sale by the Company of $250,000,000 aggregate principal amount of the Company’s ●% Convertible Senior Subordinated Notes due 2012 (the “Securities”) by the several Initial Purchasers.

I am familiar with the efforts of the Company and its subsidiaries (collectively, the “Company Group”) to obtain trademarks in the United States and abroad. In connection with this opinion, I have reviewed the following documents and performed the following actions:

I have reviewed the statements in the Disclosure Package and Final Offering Memorandum, including statements under the captions “Risk Factors”, “____________” and “______________” (collectively, the “Intellectual Property Sections”).

I have reviewed all records, documents, instruments and agreements in our possession or under our control relating to the intellectual property matters of the Company Group, including those relating to the Company Group’s trademark registrations and applications and identified in Schedule A attached hereto and intellectual property agreements identified in Schedule B. In performing our review of such records, documents, instruments and agreements, we have assumed the genuineness of all signatures other than with respect to the Company Group, on the copies of such records, documents, instruments and agreements submitted to us as certified, conformed or photographic copies.

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Based upon the foregoing, we are of the opinion that:

(i)
Schedule A attached hereto sets forth a true and complete list of all trademark registrations and applications owned by the Company Group that are material to the business of the Company Group as presently conducted (collectively, the “Material Trademarks”). Schedule B attached hereto sets forth a true and complete list of all Material Trademark license and other agreements related to the Material Trademarks to which the Company or a subsidiary of the Company is a party (“Trademark Licenses”). No copyright (whether registered or unregistered) nor any patent, individually or in the aggregate, is material to the business of the Company Group as presently conducted.

(ii)
The Company Group is the exclusive owner of all right, title, and interest in and to the Material Trademarks and to all other trademarks used in the business of the Company Group as presently conducted (the “Secondary Trademarks” and, together with the Material Trademarks, the “Company Trademarks”); each pending Material Trademark is being diligently prosecuted by the Company or a Company subsidiary.

(iii)
To the best of my knowledge, each Company Trademark has been duly maintained and is in full force and in effect. Each of the Material Trademarks and, to the best of my knowledge, each of the Secondary Trademarks, is valid and enforceable, and no Material Trademark and, to the best of my knowledge, no Secondary Trademark, has been adjudged invalid or unenforceable in whole or in part.

(iv)
To the best of my knowledge, (A) each Trademark License is in full force and in effect, (B) neither any member of the Company Group nor any counterparty to any Trademark License is in material breach or default thereof, and (C) the Company is not engaged in any activity that would be prohibited under the terms of any Trademark License.

(v)
The operation of the business of the Company Group, as presently conducted or as proposed in the Disclosure Package and Final Offering Memorandum to be conducted, together with the use of the Company Trademarks and Trademark Licenses, does not infringe, misappropriate or otherwise violate the intellectual property rights of any third party, which infringement, misappropriation or violation would reasonably be expected to have a Material Adverse Effect, as such term is defined in the Purchase Agreement. Except as disclosed in the Disclosure Package and Final Offering Memorandum, no actions, suits, claims or proceedings have been asserted or, to the best of my knowledge, threatened against the Company or any Company subsidiary in the past five (5) years alleging any of the foregoing or seeking to challenge, deny or restrict the operation of the business of the Company or any Company subsidiary or the ownership of the Company or any Company subsidiary of any Company Trademark or the validity or scope thereof, which action, suit, claim or proceeding would reasonably be expected to have a Material Adverse Effect, as such term is defined in the Purchase Agreement. No court, governmental agency or body, domestic or foreign, has issued any order, judgment, decree or injunction restricting the operation of the business of the Company or any Company subsidiary or the ownership or validity of any Company Trademark.

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(vi)	To the best of my knowledge, no person or entity is engaging in any activity that infringes, misappropriates or violates the Company Trademarks in any material respect.

(vii)
The statements and the information contained in the Intellectual Property Sections are accurate in all material respects, fairly represent the matters disclosed therein and do not contain any untrue statement of material fact or omit to state a material fact or facts necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Very truly yours,

Andrew Tarshis

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SCHEDULE A

Material Trademarks

A-3-4

SCHEDULE B

Trademark Licenses

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Exhibit B

June 11, 2007

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Lehman Brothers Inc.

as Representatives of the several Initial Purchasers

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center
New York, New York 10080

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Re: Proposed Public Offering by Iconix Brand Group, Inc.

Dear Sirs:

The undersigned, an executive officer of Iconix Brand Group, Inc., a Delaware corporation (the “Company”), understands that Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Lehman Brothers Inc. (“Lehman Brothers”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Company, providing for the offering (the “Offering”), pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), of Convertible Senior Subordinated Notes due 2012 of the Company. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In recognition of the benefit that the Offering will confer upon the undersigned as an executive officer of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with each underwriter to be named in the Purchase Agreement that, during a period of 60 days from the date of the Final Offering Memorandum, the undersigned will not, without the prior written consent of Merrill Lynch and Lehman Brothers, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise lend or dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and Lehman Brothers, provided that (1) Merrill Lynch and Lehman Brothers receive a signed lock-up agreement for the balance of the lock up period from each donee, trustee, distributee, or transferee, as the case may be and (2) any such transfer shall not involve a disposition for value:

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(i) as a bona fide gift or gifts; or

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, stockholders or members of the undersigned; or

(iv) by will or intestate succession; or

(v) to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market if and only if (i) such sales are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise; (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales; (iii) the transferee/donee agrees to be bound by the terms of this lock-up letter agreement to the same extent as if the transferee/donee were a party thereto, and (iv) such Selling Shareholder notifies Merrill Lynch and Lehman Brothers at least two business days prior to proposed transfer or disposition.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Very truly yours,

Signature: _____________

Print Name: _____________

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